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                                                                    Exhibit 99.1

                         Annual Compliance Certificate

Bank One, West Virginia, N.A., as Trustee
707 Virginia Street East, 2nd Floor
Charleston, West Virginia  25301

Attention:  Corporate Trust Department

     I, C. David Ramsey, President of Southpoint Structured Assets Inc. (the "Depositor"), hereby certify as follows:

     (a) The review of the activities of the Depositor under the Standard Terms for Trust Agreements, dated as of November 1, 1996, as amended by the Series Supplement, dated as of November 27, 1996 (collectively, the "Treasury Series 1996-1 Trust Agreement"), by and between the Depositor and Bank One, West Virginia, N.A., as trustee, for the period from January 1, 1998 through December 31, 1998, and the performance of the Depositor under the Treasury Series 1996-1 Trust Agreement has been made under my supervision; and

     (b) The review of the activities of the Depositor under the Standard Terms for Trust Agreements, dated as of November 1, 1996, as amended by the Series Supplement, dated as of May 28, 1997 (collectively, the "FHLB Series 1997-1 Trust Agreement"), by and between the Depositor and Bank One, West Virginia, N.A., as trustee, for the period from January 1, 1998 through December 31, 1998, and the performance of the Depositor under the FHLB Series 1997-1 Trust Agreement has been made under my supervision; and

     (c) The review of the activities of the Depositor under the Standard Terms for Trust Agreements, dated as of November 1, 1996, as amended by the Series Supplement, dated as of August 29, 1997 (collectively, the "Treasury Series 1997-1 Trust Agreement"), by and between the Depositor and Bank One, West Virginia, N.A., as trustee, for the period from January 1, 1998 through December 31, 1998, and the performance of the Depositor under the Treasury Series 1997-1 Trust Agreement has been made under my supervision;

     (d) The review of the activities of the Depositor under the Standard Terms for Trust Agreements, dated as of November 1, 1996, as amended by the Series Supplement, dated as of March 19, 1998 (collectively, the "TVA Series 1998-1 Trust Agreement"), by and between the Depositor and Bank One, West Virginia, N.A., as trustee, for the period from March 19, 1998 through December 31, 1998, and the performance of the Depositor under the TVA Series 1998-1 Trust Agreement has been made under my supervision; and
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     (e)  To the best of my knowledge, based on such review, the Depositor has fulfilled all of its obligations and covenants under each of the Treasury Series 1996-1 Trust Agreement, the FHLB Series 1997-1 Trust Agreement, the Treasury Series 1997-1 Trust Agreement, and the TVA Series 1998-1 Trust Agreement throughout such periods.

     Dated:  February 17, 1999

                                               Sincerely,



                                               By: /s/ C. David Ramsey
                                                   ---------------------------
                                                   C. David Ramsey, President